EXHIBIT 10.2

TIDEWATER INC.

DIRECTORS DEFERRED STOCK UNITS PLAN

1. Purpose of the Plan.

The purpose of the Tidewater Inc. Directors Deferred Stock Units Plan is to promote the interests of Tidewater Inc. (the “Company”) and its stockholders by strengthening the Company’s ability to attract, motivate and retain directors of experience and ability, and to encourage the highest level of director performance by providing directors with a proprietary interest in the Company’s financial success and growth.

2. Definitions.

Certain terms used herein are defined as follows:

2.1 “Award Notice” means any written or electronic notice of grant, evidencing any grant of stock units.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Change of Control” means a “Change of Control” as defined in the Company’s 2006 Stock Incentive Plan, provided such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, as such terms are defined in Section 409A.

2.4 “Committee” means the Nominating and Corporate Governance Committee of the Board or a subcommittee thereof. The Committee shall consist of not fewer than two members of the Board, each of whom shall qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor rule.

2.5 “Common Stock” means the common stock, $0.10 par value per share, of the Company.

2.6 “Company” or “Tidewater” means Tidewater Inc., a Delaware corporation.

2.7 “Compensation Amount” shall mean the dollar amount of compensation that each Director shall receive in the form of Stock Units each year. The initial Compensation Amount shall be $100,000 and may be changed from time to time by the Committee.

2.8 “Director” means a member of the Board who is not employed by the Company or any of its subsidiaries.

2.9 “Fair Market Value” means (a) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (b) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (c) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

2.10 “Participant” means each Director (as defined in Section 2.7).

2.11 “Plan” means the Tidewater Inc. Directors Deferred Stock Units Plan as set forth herein and as amended, restated, supplemented or otherwise modified from time to time.

2.12 “Property Distribution” means the fair market value of any securities or property, other than Common Stock, distributed in respect of a share of Common Stock.

2.13 “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder.

2.14 “Stock Unit” means a right granted under Section 4 of the Plan with the terms and conditions described herein.

2.15 “Stock Unit Account” means the bookkeeping account maintained for each Participant that reflects (a) all Stock Units granted to the Participant, (b) all Stock Units added as a result of dividend equivalents deemed to be reinvested in Stock Units, and (c) any securities or property distributions that were not deemed reinvested in additional Stock Units.

3. Administration of the Plan.

3.1 The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind Plan rules and to make all determinations necessary for the Plan’s administration. Notwithstanding the foregoing, the Board shall have the authority to amend or discontinue the Plan, as provided in Section 8 hereof.

3.2 All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee or of the Board will be liable for any action or determination made in good faith by the Committee or the Board with respect to the Plan or any Stock Unit.

3.3 Neither the Committee nor the Board has the authority to make discretionary grants of Stock Units under the Plan. Grants may be made only as provided in Section 4 hereof.

4. Grant of Stock Units.

4.1 Beginning on March 31, 2007 and on each succeeding March 31 that the Plan remains in effect, each Participant will be automatically granted a number of Stock Units having an aggregate value equal to the Compensation Amount for that year. The number of Stock Units to be granted each year will be determined by dividing the Compensation Amount by the Fair Market Value of a share of Common Stock on the applicable March 31 and rounding up to the nearest whole number of Stock Units. Stock Units shall be compensation for the preceding fiscal year.

4.2 While the Plan remains in effect, a person who becomes a Director during the fiscal year shall be granted a pro rata number of Stock Units determined as follows (rounded up to the nearest whole number):

Compensation Amount	x	Number of calendar days between the date the person becomes a Director and the following March 31	=	Pro rata portion of Compensation Amount
365

Pro rata portion of Compensation Amount	=	Number of Stock Units granted
Fair Market Value of a share of Common Stock on the date the new Director joins the Board

4.3 While the Plan remains in effect, in the event of a Change of Control during the fiscal year, a Director shall be granted immediately prior to the effectiveness of the Change of Control a pro rata number of Stock Units determined as follows (rounded up to the nearest whole number):

Compensation Amount	x	Number of calendar days between the preceding March 31 and the date of the Change of Control	=	Pro rata portion of Compensation Amount
365

Pro rata portion of Compensation Amount	=	Number of Stock Units granted
Fair Market Value of a share of Common Stock on the date preceding the Change of Control

4.4 All Stock Units granted shall be credited to a Stock Unit Account for each Participant.

5. Terms and Conditions of Stock Units.

5.1 Subject to the terms, conditions, and restrictions set forth herein or in an Award Notice, each Stock Unit granted under Section 4 hereof represents the right to automatically receive from the Company the Fair Market Value of one share of Common Stock in cash. Payment of Stock Units shall be made upon the earlier of the date that is 15 days following the date the Participant ceases to be a Director for any reason (the “Termination Date”) or upon a Change of Control of the Company, unless payment has been deferred in accordance with Section 5.5.

5.2 Each Stock Unit shall vest immediately upon grant.

5.3 Except as provided in Section 5.4, a Stock Unit shall not entitle the Participant to any incidents of ownership (including, without limitation, dividend and voting rights) in any share of Common Stock.

5.4 From and after the date of grant of a Stock Unit until the earlier of the Termination Date or a Change of Control of the Company, the Participant shall be credited, as of the payment date therefor, with (a) the amount of any cash dividends, (b) the amount equal to the Fair Market Value of any shares of Common Stock and (c) any Property Distributions to which the Participant would have been entitled had the Participant been a record holder of one share of Common Stock for each Stock Unit at all times from the date of grant of such Stock Unit to such issuance date. All such credits shall be made notionally to each Participant’s Stock Unit Account. All such credits shall be converted into additional Stock Units based upon the Fair Market Value of a share of Common Stock on the date of payment of the dividend or Property Distribution. The Committee may, in its discretion, deposit in the Participant’s Stock Unit Account the securities or property comprising any Property Distribution in lieu of crediting such Stock Unit Account with the Fair Market Value thereof.

5.5 A Participant may make an election on a form provided by the Committee, substantially in the form attached hereto as Exhibit A, to receive a payout of Stock Units in five annual installments following the Termination Date rather than in a lump sum. Such election may be made under the transition rules issued with respect to Section 409A and may be made by December 31, 2006 with respect to amounts that would be payable after 2006, may be made by December 31, 2007 with respect to amounts that would be payable after 2007 and shall take effect in 12 months. Elections may also be made and revoked for Stock Units to be earned as future fiscal year compensation, if the election or revocation is made prior to the beginning of such fiscal year. If a Participant makes an election to receive a payout of his or her Stock Unit Account in annual installments, the installments would begin 30 days following the Termination Date and continue on each of the next four anniversary dates thereof. Interest would be paid on the unpaid balance in an amount equal to the interest rate paid on ten-year U.S. Treasury Notes at the time of payment, plus 1.5%. Each annual installment amount would be calculated as follows:

1	x	Total value of unpaid Stock Unit Account
number of remaining installment payments

6. Adjustment Provisions.

In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of outstanding Stock Units granted hereunder and credited to a Stock Unit Account shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock.

7. General Provisions.

7.1 Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a Director or affect the right of the Company to terminate the services of any Participant.

7.2 The Company shall have the right to withhold from the payment of any Stock Unit under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld.

7.3 No Stock Units or rights to payments hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except:

(a) by will;

(b) by the laws of descent and distribution; or

(c)(i) to Immediate Family Members, (ii) to a partnership in which the Participant and/or Immediate Family Members, or entities in which the Participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the Participant and/or Immediate Family Members, or entities in which the Participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members, or (v) to a charity or other non-profit organization. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Unit or right to payment thereunder or levy of attachment, or similar process upon a Stock Unit or right to payment hereunder not specifically permitted herein, shall be null and void and without effect.

7.4 Each Stock Unit shall be evidenced by an Award Notice, including terms and conditions consistent with the Plan, as the Committee may determine.

7.5 The Plan is intended to comply with the requirements of Section 409A and shall be construed accordingly.

7.6 Each Participant shall have the right, at any time, to designate a Beneficiary or Beneficiaries to receive, in the event of the Participant’s death, those benefits payable under the Plan. The Beneficiary(ies) designated under the Plan may be the same as or different from the Beneficiary designation made under any other plan of the Company. If a Participant fails to designate a Beneficiary, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the executor or personal representative of the Participant’s estate. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to the Participant.

7.7 Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company’s assets, shall be, and remain, the general unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

8. Amendment, Discontinuance or Termination of the Plan.

The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may materially impair, without the consent of the Participant, a Stock Unit previously granted, unless required in order to bring the Plan into compliance with Section 409A; and, provided further, that no amendment or discontinuance may accelerate the timing of the payment of Stock Units, unless the amendment or discontinuance is permitted by Section 409A. The Company may terminate the Plan and accelerate the payment of benefits as permitted in §1.409A-3(h)(2)(viii) of the currently proposed regulations under Section 409A (or a successor provision) in the event of an arrangement termination in connection with a corporate dissolution or bankruptcy, in connection with a change of control event or in connection with a termination of all arrangements that would be aggregated with the Plan under Section 409A.

EXECUTED effective this 13th day of December, 2006.

WITNESSES:	TIDEWATER INC.

	By:	/s/ Cliffe F. Laborde
Cliffe F. Laborde
Executive Vice President,
Secretary and General Counsel

ATTEST:

By:	/s/ Michael L. Goldblatt
Michael L. Goldblatt
Assistant Secretary

Exhibit A

TIDEWATER INC.

DIRECTORS DEFERRED STOCK UNITS PLAN

Election to Receive Distribution in Installments

I am a participant in the Tidewater Inc. Directors Deferred Stock Units Plan (the “Plan”). I understand that the balance of my Stock Units Account in the Plan will be distributed to me or to my beneficiaries in a lump sum, unless I otherwise elect within the time period provided in the Plan to receive my distribution in five annual installments.

(Please check below to receive payment for your Stock Units in five annual installments.)

☐	I hereby elect to receive the distribution of the balance of my Stock Units Account in the Plan in five annual installments. I understand that, notwithstanding this election, upon my death or upon a Change of Control, as defined in the Plan, my remaining Stock Unit Account balance will be distributed in a lump sum.

Under the transition rules applicable to Section 409A of the Internal Revenue Code,

(a) if this election is executed and received by Tidewater in calendar year 2006, this election cannot apply to amounts that are otherwise payable in 2006,

(b) if this election is executed and received by Tidewater in calendar year 2007, this election cannot apply to amounts that are otherwise payable in 2007, and

(c) this election shall not take effect until 12 months following the date received by Tidewater.

All the terms of this election shall be governed by the Plan and any amendment thereto. All of the terms and conditions of the Plan are incorporated herein by reference.

I understand that this election shall remain in effect for Stock Units to be earned in future years unless revoked by written notice to the Tidewater Inc. Employee Benefits Department.

Date:
(Signature of Participant)

(Print Name of Participant)

Received by Tidewater Inc.

Date:

By:

A-1

Exhibit B

TIDEWATER INC.

DIRECTORS DEFERRED STOCK UNITS PLAN

Designation of Beneficiary

1. I am a participant in the Tidewater Inc. Directors Deferred Stock Units Plan (the “Plan”) and I hereby designate the following as my beneficiaries under the Plan:

Name and Address (and age if under 18)	Relationship/ S.S. Number	Percentage Share (s)*

(print complete legal name)	(print relationship)	(print percentage share)

(print complete address)	(print social security number)

(print complete legal name)	(print relationship)	(print percentage share)

(print complete address)	(print social security number)

(print complete legal name)	(print relationship)	(print percentage share)

(print complete address)	(print social security number)

(print complete legal name)	(print relationship)	(print percentage share)

(print complete address)	(print social security number)
100%

*	Total Primary Beneficiary(ies) Must equal 100%

Note:	If a primary beneficiary predeceases the undersigned participant, the deceased primary beneficiary’s share shall be shared pro rata by the remaining primary beneficiaries named above.

B-1

Contingent Beneficiary(ies):

(If more than one contingent beneficiary is to be named, use the additional spaces below and indicate each contingent beneficiary’s share. The total of Percentage Shares must equal 100%*.)

Note:	Contingent beneficiaries will only be entitled to receive benefits hereunder if all primary beneficiaries are deceased.

Name and Address (and age if under 18)	Relationship/ S.S. Number	Percentage Share (s)*

(print complete legal name)	(print relationship)	(print percentage share)

(print complete address)	(print social security number)

(print complete legal name)	(print relationship)	(print percentage share)

(print complete address)	(print social security number)

(print complete legal name)	(print relationship)	(print percentage share)

(print complete address)	(print social security number)

(print complete legal name)	(print relationship)	(print percentage share)

(print complete address)	(print social security number)
100%

*	Total Contingent Beneficiary(ies) Must equal 100%

Note: Any distribution following death shall be made in a lump sum.

2. Any change in designation of beneficiary is effective upon execution by the participant, provided the form is received by Tidewater prior to the date of death.

3. This designation shall be subject to the terms of, and any amounts which become payable hereunder shall be governed by, the Plan as from time to time in effect.

Date:
(Signature of Participant)

Received by Tidewater Inc.

Date:
By:

B-2